Exhibit 4.1

NUMBER UNITS

U-[•]

SEE REVERSE FOR CERTAIN

DEFINITIONS

CUSIP G3864J 126

GIGCAPITAL8 CORP.

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE AND ONE RIGHT TO RECEIVE ONE-

TENTH OF ONE CLASS A ORDINARY SHARE

EACH WHOLE RIGHT ENTITLING THE HOLDER TO RECEIVE ONE CLASS A ORDINARY SHARE

THIS CERTIFIES THAT       is the owner of     Units.

Each Unit (“Unit”) consists of one Class A Ordinary Share, par value $0.0001 per share (“Class A Ordinary Share”), of GigCapital8 Corp., a Cayman Islands exempted company (the “Company”) and one right to receive one-tenth of one Class A Ordinary Share (each whole right, a “Right”). Each whole Right entitles the holder thereof to receive one Class A Ordinary Share. The Class A Ordinary Shares and Rights comprising the Units represented by this certificate are not transferable separately prior to     , 2025 unless the underwriters elect to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Offering and issuing a press release announcing when separate trading will begin. No fractional Rights will be issued upon separation of the Units. The terms of the Rights are governed by a Rights Agreement, dated as of     , 2025, between the Company and Continental Stock Transfer & Trust Company (“Continental”), as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of Continental at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Right holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile signature of its duly authorized officers.

Secretary	Chief Executive Officer

GigCapital8 Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian

TEN ENT	—	as tenants by the entireties			(Cust)

(Minor)
Under Uniform Gifts to Minors

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,    hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

      Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

        Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15(OR ANY SUCCESSOR RULE)).

In each case, as more fully described in the Company’s final prospectus relating to the Offering, dated     , 2025, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Offering only in the event that (i) the Company redeems the sold in the Offering and liquidates because it does not consummate an initial Business Combination by the date set forth in the Articles of Association (the “Articles”), (ii) the Corporation redeems the Class A Ordinary Shares sold in the Offering in connection with a stockholder vote to approve an amendment to any provision of the Corporation’s Amended and Restated Memorandum and Articles of Association relating to its pre-initial business combination activity or the related stockholders’ rights, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A Ordinary Shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial Business Combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.